Exhibit 32

Simpson Manufacturing Co., Inc. and Subsidiaries

Section 1350 Certifications

The undersigned, Thomas J Fitzmyers and Karen Colonias, being the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), hereby certify that Amendment No. 1 to the quarterly report of the Company on Form 10-Q/A for the quarterly period ended September 30, 2009, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	January 8, 2010	/s/Thomas J Fitzmyers
Thomas J Fitzmyers
Chief Executive Officer

/s/Karen Colonias
Karen Colonias
Chief Financial Officer

A signed original of this written statement required by Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to Simpson Manufacturing Co., Inc. and will be retained by Simpson Manufacturing Co., Inc. and furnished to the Securities and Exchange Commission or its staff on request.